UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2022

BLUE RIDGE BANKSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-39165	54-1470908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1807 Seminole Trail
Charlottesville, Virginia		22901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (540) 743-6521

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BRBS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2022, the Board of Directors of Blue Ridge Bankshares, Inc. (the “Company”) appointed Brett E. Raynor as Chief Accounting Officer of the Company and its wholly-owned subsidiary, Blue Ridge Bank, National Association (the “Bank”), effective April 1, 2022. Amanda G. Story will step down from this role on March 31, 2022 and will continue to serve in a significant accounting role with and as the corporate secretary of the Company and the Bank.

Brett E. Raynor, 38, has served as Senior Vice President and Director of Financial Reporting of the Bank since February 2021, prior to which he served as Senior Vice President and Controller of Virginia Commonwealth Bank (“VCB”) from March 2018 until the Company’s acquisition of VCB on January 31, 2021. Mr. Raynor has over 15 years of experience in accounting, financial reporting, auditing, and mergers and acquisitions, including 10 years of experience with SEC-registered, publicly traded bank holding companies. Prior to joining VCB, Mr. Raynor was with Xenith Bank (“Xenith”), from March 2012 until it merged with Atlantic Union Bank on January 1, 2018. Mr. Raynor held roles of progressively higher levels of responsibility in accounting and financial reporting during his tenure with Xenith. Mr. Raynor began his career with KPMG US LLP in the audit and advisory practice. Mr. Raynor is a Certified Public Accountant in the Commonwealth of Virginia.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLUE RIDGE BANKSHARES, INC.

Date:	March 17, 2022	By:	/s/ Judy C. Gavant
Judy C. Gavant Executive Vice President and Chief Financial Officer